Exhibit 10.22

U.S. CONCRETE, INC.

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

This Award Agreement (this “Agreement”) is made as of              by and between U.S. Concrete, Inc., a Delaware corporation (the “Company”), and              (the “Optionee”), a Nonemployee Director (as defined in the 1999 Incentive Plan of U.S. Concrete, Inc. (the “Incentive Plan”)) of the Company. For value received, the Company hereby grants to the Optionee a nonqualified stock option (the “Option”) to purchase from the Company up to              shares of the Common Stock, par value $.001 per share, of the Company (the “Common Stock”) at a price per share equal to $             (the “Exercise Price”), subject to the following terms and conditions:

1. Grant Date. The Option is granted as of              (the “Grant Date”).

2. Exercise Period. Subject to the terms and conditions of this Agreement, the Option will become fully exercisable as to all of the shares subject thereto on the date which is 180 days after the Grant Date; provided, however, that the Option will expire on the date that is the fifth anniversary of the Grant Date (the “Expiration Date”) and must be exercised, if at all, on or before the Expiration Date.

3. Restrictions on Exercise. The Option may not be exercised unless the Company is satisfied, on the basis of advice of its counsel, that the exercise will comply with the Securities Act of 1933, as amended, and all other applicable federal and state securities laws, as they are in effect on the date of exercise.

4. Termination of Option. If the Optionee’s status as a Nonemployee Director terminates, the Optionee may exercise the Option during the 180-day period beginning the day after the effective date of termination of that status, provided that (a) if the Optionee resigns as a Director (as defined in the Incentive Plan) without the consent of a majority of the other Directors, then effective immediately upon such resignation the Optionee will forfeit the Option if it is not then exercisable and (b) the Option will not be exercisable in any event on or after the Expiration Date.

5. Manner of Exercise.

(a) The Optionee may exercise the Option by delivering to the Company a written notice (an “Exercise Notice”) in the form Exhibit A hereto includes, or in any other form the Committee approves, which sets forth the Optionee’s election to exercise the Option, the number of shares the Optionee is purchasing and such other representations and agreements as to the Optionee’s investment intent and access to information as the Company may require to comply with applicable securities laws.

(b) The Optionee must include with any Exercise Notice he or she delivers the full payment of the total Exercise Price respecting the shares of

Common Stock he or she is purchasing pursuant to that Exercise Notice in cash or, if the Incentive Plan so permits and the Optionee so elects, shares of Common Stock or a combination of cash and shares of Common Stock, provided, that: (i) shares of Common Stock tendered in payment of the Exercise Price will be valued at Fair Market Value (as the Incentive Plan defines that term) on the date the Exercise Notice is delivered; (ii) the Committee will determine the method for tendering shares of Common Stock in payment of the Exercise Price; and (iii) the Optionee may tender in payment of the Exercise Price shares of Common Stock that are or were the subject of a compensatory award (whether under the Incentive Plan or otherwise) only if the Optionee has owned those shares for at least six months.

(c) The Company will not issue any shares of Common Stock on the exercise of the Option unless the Optionee has paid or made adequate provision for the payment of any applicable federal or state withholding obligations of the Company, and the Company will have the right to withhold (and the Optionee will have the right to require the Company to withhold) at the time of that issuance and out of the number of shares which otherwise would be issued such number of the shares being purchased (valued at their Fair Market Value on the date of withholding) as it deems appropriate to satisfy all those withholding obligations. The Optionee may transfer to the Company shares of Common Stock theretofore owned by the Optionee to satisfy the Company’s withholding obligations on the exercise of the Option. If shares of Common Stock are used for this purpose, those shares will be valued at their Fair Market Value per share as of the date when the withholding is required to be made.

(d) Subject to the foregoing provisions of this Section 5, if the Exercise Notice and accompanying payment are in form and substance satisfactory to counsel for the Company, the Company will issue the purchased shares registered in the name of the Optionee or the Optionee’s legal representative.

6. Compliance With Laws and Regulations. The issuance and transfer of the shares of Common Stock subject to the Option will be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of that issuance or transfer.

7. Effect of the Incentive Plan. The Option constitutes a Director Award in the form of a Nonqualified Option under, and this Agreement will be deemed for all purposes to constitute an Award Agreement entered into pursuant to, the Incentive Plan, which hereby is incorporated in this Agreement by this reference, including the provisions thereof relating to the adjustment of the Exercise Price and other terms of the Option.

8. Nontransferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Income Retirement Security Act of 1974, as amended, or the rules thereunder. The terms of the Option will be binding on the executors, administrators, successors and assigns of the Optionee.

U.S. CONCRETE, INC.

By:
Eugene P. Martineau
President and Chief Executive Officer

Acceptance

The Optionee hereby acknowledges receipt of a copy of the Incentive Plan, represents that the Optionee has read and understands the terms and provisions thereof and hereof and accepts the Option, as of the date first written above, subject to all the terms and provisions of the Incentive Plan and this Agreement.

Optionee

Social Security No.: